Exhibit 21

                              CYTEC INDUSTRIES INC.                      2/24/97
                               Subsidiary Listing

                                  Subsidiaries

                                            State or Country
N A M E :                                   of Organization
---------                                   ---------------

Aviatrix Corporation                            Delaware

CONAP, Inc.                                     Delaware

Cyquim de Colombia                              Delaware
S.A.

Cytec Acrylic Fibers Inc.                       Delaware

Cytec Aerospace Far                             Delaware
   East Corp.

Cytec Aerospace                                 England
Limited

Cytec Ammonia Inc.                              Delaware

Cytec Australia Limited                         Delaware

Cytec Brewster Phosphates                       Delaware
Inc.

Cytec Canada Inc.                               Ontario

Cytec de Argentina                              Delaware
S.A.

Cytec de Chile S.A.                             Delaware

Cytec de Mexico S.A.                            Mexico
de C.V.

Cytec de Puerto Rico, Inc.                      Puerto Rico

Cytec do Brasil Ltd.                            Delaware

Cytec do Brasil Ltda.                           Brazil

Cytec Engineered Materials                      Delaware
Inc.

Cytec Global Holdings                           Delaware
Inc.

Cytec Hong Kong Limited                         Hong Kong

Cytec Industries B.V.                           Netherlands



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Cytec Industries Italia                         Italy

Cytec Industries Pte. Ltd.                      Singapore

Cytec Industries                                England

Cytec International                             Barbados
  Sales Corp.

Cytec International                             Jamaica.
 Sales Corporation Limited

Cytec Japan Limited                             Delaware

Cytec Korea Inc.                                Delaware

Cytec Melamine Inc.                             New Jersey

Cytec Methanol Inc.                             Delaware

Cytec Molding Compounds                         Delaware
Inc.

Cytec Overseas Corp.                            Delaware

Cytec Plastics Inc.                             Delaware

Cytec Realty Corp.                              Delaware

Cytec Taiwan Corp.                              Delaware

Cytec Technology Corp.                          Delaware

Cytec UK Holdings                               England
Limited

D Aircraft Products                             California

Mivida Corporation                              Delaware

Piney River Recovery                            Delaware
Corp.

Quimicos Cyquim, C.A.                           Venezuela